 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2011

CITIBANK CREDIT CARD ISSUANCE TRUST
(Issuing Entity in respect of the Notes)
(Exact name of issuing entity as specified in its charter)

DELAWARE	333-145220-01	NOT APPLICABLE
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

CITIBANK CREDIT CARD MASTER TRUST I
(Issuing Entity in respect of the Collateral Certificate)
(Exact name of issuing entity as specified in its charter)

NEW YORK	333-145220-02	NOT APPLICABLE
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION
(Exact name of depositor and sponsor as specified in its charter)

UNITED STATES OF AMERICA	333-145220	46-0358360
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

701 East 60th Street, North Sioux Falls, South Dakota	57117
(Address of principal executive offices of depositor and sponsor)	(Zip Code)

Registrant's telephone number, including area code:  (605) 331-2626
(Former name or former address, if changed since last report):  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

The following information relates to the credit card receivables owned by Citibank Credit Card Master Trust I and the related credit card accounts.  Some of the terms used herein are used as defined in the Glossary of Terms at the end of this Report.

Loss and Delinquency Experience

The following table sets forth the loss experience for cardholder payments on the credit card accounts for each of the periods shown on a cash basis.  The Net Loss percentage calculated for each period below is obtained by dividing Net Losses by the Average Principal Receivables Outstanding multiplied by a fraction, the numerator of which is the total number of days in the applicable calendar year and the denominator of which is the total number of days in the trust monthly reporting periods for the applicable period (365/365 for the year ended December 28, 2010, 365/367 for the year ended December 28, 2009 and 366/366 for the year ended December 26, 2008).

If accrued finance charge receivables that have been written off were included in losses, Net Losses would be higher as an absolute number and as a percentage of the average of principal and finance charge receivables outstanding during the periods indicated. Average Principal Receivables Outstanding is the average of principal receivables outstanding during the periods indicated. There can be no assurance that the loss experience for the receivables in the future will be similar to the historical experience set forth below.

As disclosed in the Current Report on Form 8-K for the third quarter 2010, in September 2010 Citibank (South Dakota) as Servicer determined that Gross Charge-Offs and Recoveries previously reported were overstated.  These overstatements of Gross Charge-Offs and Recoveries were in equal amounts and consequently Net Losses were correct as previously reported.  The correct amounts of Gross Charge-Offs and Recoveries for the nine-month period ended September 27, 2010, and for the years 2007, 2008 and 2009 were reflected in the Current Report on Form 8-K for the third quarter 2010.  The correct amounts are also reflected in the table below.

Loss Experience for the Accounts
(Dollars in Thousands)

Year Ended December 28, 2010	Year Ended December 28, 2009	Year Ended December 26, 2008

Average Principal Receivables Outstanding	$69,707,899	$75,724,189	$76,956,779

Gross Charge-Offs	$7,852,393	$7,895,559	$5,056,774
Recoveries	$558,737	$382,517	$443,949
Net Losses	$7,293,656	$7,513,042	$4,612,825

Net Losses as a Percentage of Average Principal Receivables Outstanding	10.46%	9.87%	5.99%

Net losses as a percentage of gross charge-offs for each of the years ended December 28, 2010, December 28, 2009 and December 26, 2008 were 92.88%, 95.16% and 91.22%, respectively.  Gross charge-offs are charge-offs before recoveries and do not include the amount of any reductions in Average Principal Receivables Outstanding due to fraud, returned goods, customer disputes or various other miscellaneous write-offs.  During the 36 trust monthly reporting periods from January 2008 through December 2010, such reductions ranged from 0.71% to 1.46% of the outstanding principal receivables as of the end of the related trust monthly reporting period.  The reduction of receivables in this manner reduces only the seller's interest in the master trust. Recoveries are collections received in respect of principal receivables previously charged off as uncollectible. Net losses are gross charge-offs minus recoveries.

The following table sets forth the delinquency experience for cardholder payments on the credit card accounts as of each of the dates shown.  The Delinquent Amount includes both principal receivables and finance charge receivables. The percentages are the result of dividing the Delinquent Amount by the average of principal and finance charge receivables outstanding during the periods indicated. There can be no assurance that the delinquency experience for the receivables in the future will be similar to the historical experience set forth below.

Delinquency Experience for the Accounts
(Dollars in Thousands)

As of December 26, 2010	As of December 27, 2009	As of December 28, 2008

Number of Days Delinquent	Delinquent Amount	Percentage	Delinquent Amount	Percentage	Delinquent Amount	Percentage

Up to 34 days	$1,728,464	2.43%	$2,501,832	3.24%	$2,707,226	3.49%
35 to 64 days	833,600	1.17	1,175,684	1.52	1,187,447	1.53
65 to 94 days	644,787	0.91	972,112	1.26	919,345	1.18
95 to 124 days	572,395	0.81	869,279	1.13	744,767	0.96
125 to 154 days	503,778	0.71	791,797	1.03	648,960	0.84
155 to 184 days	460,592	0.65	715,581	0.93	543,247	0.70

Total	$4,743,616	6.68%	$7,026,285	9.11%	$6,750,992	8.70%

The global financial and economic crisis had an adverse effect on the assets of the master trust. The economic recession and rising unemployment resulted in significant increases in net losses for 2008, 2009 and 2010 as compared to prior periods.  While delinquencies were lower as of December 2010 than they were as of December 2009 and December 2008, there can be no assurance this trend will continue.  There could be further increases in net losses and delinquencies in future periods, and such increases could be significant.

Revenue Experience

The revenues for the credit card accounts from finance charges, fees paid by cardholders and interchange for each of the years ended December 28, 2010, December 28, 2009 and December 26, 2008 are set forth in the following table.  The revenue experience in this table is presented on a cash basis before deduction for charge-offs. Average Revenue Yield calculated for each period below is obtained by dividing Finance Charges and Fees Paid by Average Principal Receivables Outstanding multiplied by a fraction, the numerator of which is the total number of days in the applicable calendar year and the denominator of which is the total number of days in the trust monthly reporting periods for the applicable period (365/365 for the year ended December 28, 2010, 365/367 for the year ended December 28, 2009 and 366/366 for the year ended December 26, 2008).

Revenues from finance charges, fees and interchange will be affected by numerous factors, including the periodic finance charge on the credit card receivables, the amount of any annual membership fee, other fees paid by cardholders, the amount, if any, of principal receivables that is discounted and treated as finance charge receivables, the percentage of cardholders who pay off their balances in full each month and do not incur periodic finance charges on purchases, the percentage of credit card accounts bearing finance charges at promotional rates and changes in the level of delinquencies on the receivables.

Revenue Experience for the Accounts
(Dollars in Thousands)

	Year Ended	Year Ended December 28, 2009	Year Ended December 26, 2008
	December 28, 2010

Finance Charges and Fees Paid	$13,414,392	$13,692,050	$12,135,240
Average Revenue Yield	19.24%	17.98%	15.77%

The revenues from periodic finance charges and fees -- other than annual fees -- depend in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and to pay account balances over several months -- as opposed to convenience use, where cardholders pay off their entire balance each month, thereby avoiding periodic finance charges on their purchases -- and upon other card-related services for which the cardholder pays a fee. Revenues from periodic finance charges and fees also depend on the types of charges and fees assessed on the credit card accounts. Accordingly, revenues will be affected by future changes in the types of charges and fees assessed on the accounts and in the types of additional accounts added from time to time. These revenues could be adversely affected by future changes in fees and charges assessed on the accounts and other factors.

In March 2009, Citibank (South Dakota) began applying a dynamic discount percentage to the principal receivables in the credit card accounts designated to the master trust.  The dynamic discount percentage will range from zero to 3.00% based on the level of excess spread and is initially 1.00%.  The dynamic discount percentage for each trust monthly reporting period will be disclosed in the monthly Distribution Report on Form 10-D filed with the Securities and Exchange Commission by Citibank Credit Card Issuance Trust.  Instituting the discount recharacterizes that percentage of principal collections as finance charge collections and thereby increases the revenue yield of the accounts.  Assuming that the principal payment rate is 15% and all other revenue components remain the same, a 1.00% discount adds approximately 1.80% in revenue yield for a given month.  This discounting will remain in effect until the first trust monthly reporting period in which the discount percentage reaches zero.

Cardholder Monthly Payment Rates

The following table sets forth the highest and lowest cardholder monthly payment rates for the credit card accounts during any month in the periods shown and the average of the cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of the total beginning account balances for that month.

Monthly payment rates on the credit card receivables may vary because, among other things, a cardholder may fail to make a required payment, may only make the minimum required payment or may pay the entire outstanding balance. Monthly payment rates on the receivables may also vary due to seasonal purchasing and payment habits of cardholders. Monthly payment rates include amounts that are treated as payments of principal receivables and finance charge receivables with respect to the accounts under the pooling and servicing agreement. In addition, the amount of outstanding receivables and the rates of payments, delinquencies, charge-offs and new borrowings on the accounts depend on a variety of factors including seasonal variations, the availability of other sources of credit, general economic conditions, tax laws, consumer spending and borrowing patterns and the terms of the accounts, which may change.  Cardholder monthly payment rates are calculated on the balances of those cardholder accounts that have an amount due.  Cardholder accounts with a zero balance or a credit balance are excluded from these calculations.

As of the most recent related billing date prior to December 26, 2010, 45.01% of the accounts had a credit balance or otherwise had no payment due, 23.44% of the cardholders paid their entire outstanding balance, 4.35% of the cardholders made only the minimum payment due, 4.12% of the cardholders paid an amount less than the minimum due (including no payment) and the remaining 23.08% of the cardholders paid an amount greater than the minimum due, but less than the entire outstanding balance.

Cardholder Monthly Payment Rates for the Accounts

	Year Ended	Year Ended December 28, 2009	Year Ended December 26, 2008
	December 28, 2010

Lowest Month	17.99%	16.75%	16.93%
Highest Month	20.69%	19.87%	23.36%
Average of the Months in the Period	19.15%	18.32%	20.48%

Interchange

Credit card-issuing banks participating in the MasterCard International, VISA and American Express systems receive interchange or similar fee income – referred to herein as interchange – as compensation for performing issuer functions, including taking credit risk, absorbing certain fraud losses and funding receivables for a limited period before initial billing.  Under the MasterCard International, VISA and American Express systems, interchange in connection with cardholder charges for merchandise and services is passed from banks or other entities which clear the transactions for merchants to credit card-issuing banks.  Interchange generally ranges from approximately 1% to 2% of the transaction amount. Citibank (South Dakota) is required to transfer to the master trust interchange attributed to cardholder charges for merchandise and services in the accounts. In general, interchange is allocated to the master trust on the basis of the ratio that the amount of cardholder charges for merchandise and services in the accounts bears to the total amount of cardholder charges for merchandise and services in the portfolio of credit card accounts maintained by Citibank (South Dakota). MasterCard International, VISA and American Express may change the amount of interchange reimbursed to banks issuing their credit cards.

The Credit Card Receivables

The receivables in the credit card accounts designated to the master trust as of December 26, 2010 included $1,474,053,790 of finance charge receivables and $66,498,297,897 of principal receivables – which amounts include overdue finance charge receivables and overdue principal receivables. As of December 26, 2010, there were 27,549,718 accounts. Included within the accounts are inactive accounts that have no balance. The accounts had an average principal receivable balance of $2,414 and an average credit limit of $12,974. The average principal receivable balance in the accounts as a percentage of the average credit limit with respect to the accounts was approximately 19%. Approximately 97% of the accounts were opened before December 2008.

As of December 26, 2010, approximately 99.84% of the credit card receivables in the master trust represented obligations of cardholders with billing addresses in the United States. Of the accounts, as of December 26, 2010, approximately the following percentages related to cardholders with billing addresses in the following states:

	Percentage of Total Number of Accounts	Percentage of Total Outstanding Receivables

California	13.67%	14.23%
New York	11.16%	10.01%
Texas	7.04%	8.82%
Florida	6.45%	5.94%
Illinois	5.26%	5.84%

Since the largest number of cardholders’ billing addresses were in California, New York, Texas, Florida and Illinois, adverse changes in the business or economic conditions in these states could have an adverse effect on the performance of the receivables.  No other state represents more than 5% of the number of accounts or outstanding receivables.

As of December 26, 2010, approximately 2.15% of the credit card receivables in the master trust related to small business revolving credit card accounts originated by Citibank (South Dakota). The receivables in the 229,063 small business credit card accounts designated to the master trust as of December 26, 2010 included $28,619,412 of finance charge receivables and $1,433,058,206 of principal receivables – which amounts include overdue finance charge receivables and overdue principal receivables.

Citibank (South Dakota) issues its small business credit cards to business owners who agree to use the cards for business purposes. With respect to substantially all accounts, both the individual business owner and the business are jointly and severally liable for all charges and balances on the account. For the remainder of the accounts, only the individual business owner is liable. The small business credit card accounts generally have higher receivables balances, credit limits and monthly payment rates than the other accounts designated to the master trust, taken as a whole.  In addition, interchange generated on the receivables in these accounts is generally higher than the interchange generated on the receivables in the other accounts designated to the master trust.

As of December 26, 2010, the small business credit card accounts designated to the master trust had an average principal receivable balance of $6,256 and an average credit limit of $30,894. The average principal receivable balance in the accounts as a percentage of the average credit limit with respect to the accounts was approximately 20%. Approximately 91% of the accounts were opened before December 2008. Of the accounts, as of December 26, 2010, approximately 25.14% of the receivables related to obligors with billing addresses in California and 16.63% in Texas.  No other state represents more than 10% of the outstanding receivables.  As of December 26, 2010, 84.67% of the receivables in the accounts related to obligors whose FICO score is greater than 660, and 95.33% of the receivables had a “current” payment status as of the most recent related billing date.

As of the most recent related billing date prior to December 26, 2010, 16.93% of the small business credit card accounts had a credit balance or otherwise had no payment due, 56.00% of the obligors paid their entire outstanding balance, 1.79% of the obligors made only the minimum payment due, 5.36% of the obligors paid an amount less than the minimum due (including no payment) and the remaining 19.92% of the obligors paid an amount greater than the minimum due, but less than the entire outstanding balance.

As of December 31, 2010, approximately 23% of the credit card receivables in the master trust related to credit cards issued under the Citibank/American Airlines AAdvantage co-brand program.  Cardholders in the AAdvantage program receive benefits for the amounts charged on their AAdvantage cards, including frequent flyer miles in American Airline's frequent traveler program. Conditions that adversely affect the airline industry or American Airlines could affect the usage and payment patterns of the AAdvantage program cards. In addition, termination of the AAdvantage program could have an adverse effect on the payment rates and excess spread reported by the master trust. However, we do not expect any such termination to affect the integrity or sustainability of master trust cash flows. As of December 31, 2010, no other co-brand or affinity program of Citibank (South Dakota) accounted for more than 1% of the credit card receivables in the master trust.

The credit card accounts include receivables which, in accordance with the servicer's normal servicing policies, were charged-off as uncollectible. However, for purposes of calculation of the amount of principal receivables and finance charge receivables in the master trust for any date, the balance of the charged-off receivables is zero and the master trust owns only the right to receive recoveries on these receivables.

The following tables summarize the credit card accounts designated to the master trust as of December 26, 2010 by various criteria. References to "Receivables Outstanding" in these tables include both finance charge receivables and principal receivables. Because the composition of the accounts will change in the future, these tables are not necessarily indicative of the future composition of the accounts.

Credit balances presented in the following table are a result of cardholder payments and credit adjustments applied in excess of a credit card account's unpaid balance. Accounts which have a credit balance are included because receivables may be generated in these accounts in the future. Credit card accounts which have no balance are included because receivables may be generated in these accounts in the future.

Composition of Accounts by Account Balance

		Percentage		Percentage
		of Total		of Total
	Number of	Number of	Receivables	Receivables
Account Balance	Accounts	Accounts	Outstanding	Outstanding

Credit Balance…........................…..	237,789	0.86%	$ (56,178,207)	-0.08%
No Balance ….............................…..	12,339,818	44.80	0	0.00
Less than or equal to $500.00.............	3,623,833	13.15	705,148,374	1.04
$500.01 to $1,000.00..........................	1,662,449	6.03	1,223,319,348	1.80
$1,000.01 to $2,000.00.......................	2,116,945	7.68	3,106,459,310	4.57
$2,000.01 to $3,000.00.......................	1,418,658	5.15	3,512,613,253	5.17
$3,000.01 to $4,000.00...............…....	1,034,766	3.76	3,602,896,360	5.30
$4,000.01 to $5,000.00.......................	802,684	2.91	3,599,950,888	5.30
$5,000.01 to $6,000.00....................	624,467	2.27	3,426,439,060	5.04
$6,000.01 to $7,000.00.......................	510,251	1.85	3,310,174,663	4.87
$7,000.01 to $8,000.00.......................	426,938	1.55	3,197,077,297	4.70
$8,000.01 to $9,000.00.......................	363,788	1.32	3,088,903,012	4.54
$9,000.01 to $10,000.00.....................	312,965	1.14	2,970,686,616	4.37
$10,000.01 to $15,000.00...................	979,674	3.56	11,966,649,460	17.61
$15,000.01 to $20,000.00...................	532,568	1.93	9,215,081,590	13.56
Over $20,000.00.................………...	562,125	2.04	15,103,130,663	22.21

Total...............................................	27,549,718	100.00%	$67,972,351,687	100.00%

Composition of Accounts by Credit Limit

		Percentage		Percentage
		of Total		of Total
	Number of	Number of	Receivables	Receivables
Credit Limit	Accounts	Accounts	Outstanding	Outstanding

Less than or equal to $500.00............	1,408,313	5.11%	$ 67,147,456	0.10%
$500.01 to $1,000.00.........................	647,739	2.35	163,314,549	0.24
$1,000.01 to $2,000.00......................	1,328,990	4.82	686,045,838	1.01
$2,000.01 to $3,000.00......................	1,197,772	4.35	1,040,829,598	1.53
$3,000.01 to $4,000.00..........…........	1,105,449	4.01	1,207,404,045	1.78
$4,000.01 to $5,000.00......................	1,337,834	4.86	1,566,834,831	2.31
$5,000.01 to $6,000.00......................	1,161,483	4.22	1,470,844,595	2.16
$6,000.01 to $7,000.00......................	1,186,161	4.31	1,616,315,379	2.38
$7,000.01 to $8,000.00......................	1,301,686	4.72	1,697,190,628	2.50
$8,000.01 to $9,000.00......................	1,295,448	4.70	1,873,645,064	2.76
$9,000.01 to $10,000.00....................	1,391,511	5.05	2,106,987,941	3.10
$10,000.01 to $15,000.00..................	5,347,414	19.41	9,980,288,307	14.68
$15,000.01 to $20,000.00..................	2,951,569	10.71	8,769,204,059	12.90
Over $20,000.00......…......................	5,888,349	21.38	35,726,299,397	52.55

Total..........................................	27,549,718	100.00%	$67,972,351,687	100.00%

Accounts presented in the table below as "Current" include accounts on which the minimum payment has not been received before the next billing date following the issuance of the related bill.

Composition of Accounts by Payment Status

		Percentage		Percentage
		of Total		of Total
	Number of	Number of	Receivables	Receivables
Payment Status	Accounts	Accounts	Outstanding	Outstanding

Current…..........................................	26,893,463	97.62%	$63,228,735,916	93.02%
Up to 34 days delinquent...................	291,293	1.06	1,728,464,109	2.54
35 to 64 days delinquent..................	110,911	0.40	833,599,761	1.23
65 to 94 days delinquent..................	79,709	0.29	644,786,821	0.95
95 to 124 days delinquent..................	66,224	0.24	572,394,518	0.84
125 to 154 days delinquent...............	57,220	0.21	503,778,399	0.74
155 to 184 days delinquent................	50,898	0.18	460,592,163	0.68

Total.........................................	27,549,718	100.00%	$67,972,351,687	100.00%

Composition of Accounts by Age

		Percentage		Percentage
		of Total		of Total
	Number of	Number of	Receivables	Receivables
Age	Accounts	Accounts	Outstanding	Outstanding

Less than or equal to 6 months..........	0	0.00%	$ 0	0.00%
Over 6 months to 12 months.............	20,599	0.07	34,338,011	0.05
Over 12 months to 24 months...........	929,647	3.37	1,770,014,044	2.60
Over 24 months to 36 months...........	1,764,259	6.40	3,526,039,258	5.19
Over 36 months to 48 months...........	1,874,411	6.80	3,493,441,386	5.14
Over 48 months to 60 months...........	2,115,235	7.68	3,763,989,552	5.54
Over 60 months.................................	20,845,567	75.68	55,384,529,436	81.48

Total.........................................	27,549,718	100.00%	$67,972,351,687	100.00%

The following table sets forth the composition of accounts by FICO®* score as of December 26, 2010. A FICO score is a measurement determined by Fair, Isaac & Company using information collected by major credit bureaus to assess credit risk.  A credit report is generally obtained from one or more credit bureaus for each application for a new account.  Once a customer has been issued a card, Citibank (South Dakota) refreshes the FICO score on most accounts on a monthly basis. Citibank (South Dakota) generally does not refresh the FICO scores of closed accounts that have no balance and certain other categories of accounts.  A FICO score of zero indicates that the FICO score of an account has not been refreshed for one of these reasons or that the customer did not have enough credit history for a FICO score to be calculated.

As of December 26, 2010, 75.10% of the receivables in the master trust related to obligors whose FICO score is greater than 660.

Composition of Accounts by FICO Score

		Percentage		Percentage
		of Total		of Total
	Number of	Number of	Receivables	Receivables
FICO Score	Accounts	Accounts	Outstanding	Outstanding

0 ........……………………………....	5,956,318	21.63%	$ 362,465,873	0.53%
001 to 599 ……………....................	1,386,724	5.03	7,812,704,629	11.49
600 to 639 ……………....................	907,410	3.29	4,619,507,911	6.80
640 to 660 …………….................	772,518	2.80	4,129,925,901	6.08
661 to 679 ……………....................	949,571	3.45	5,471,187,337	8.05
680 to 699 …………........................	1,293,176	4.69	7,478,688,230	11.00
700 to 719 …………........................	1,661,903	6.03	8,825,044,012	12.98
720 to 739 …………........................	1,872,882	6.80	8,105,262,153	11.92
740 to 759 …………........................	2,170,335	7.88	6,959,582,240	10.24
760 to 800 ……………....................	5,895,276	21.40	10,131,795,213	14.91
801 and above ........…......................	4,683,605	17.00	4,076,188,189	6.00

Total ........................................	27,549,718	100.00%	$67,972,351,687	100.00%

---------------------
*  FICO® is a registered trademark of Fair, Isaac & Company.

Static Pool Information

Static pool information is information relating to the master trust receivables, organized by year of origination of each related credit card account.  Static pool information for the master trust receivables was not stored on our computer systems before January 2006, and cannot be produced without unreasonable effort and expense.  Static pool information concerning losses, delinquencies, revenue yield and payment rate for the master trust receivables has been stored since January 2006 and can be found at www.citigroup.com/citigroup/citibankmastertrust/staticpool.  This information is presented in monthly increments and will be updated quarterly.  The static pool information on the website is organized by year of origination of the applicable account for each of the five most recent years, and for accounts originated more than five years ago.  As of December 26, 2010, less than 25% of the accounts were originated within the last five years.  There can be no assurance that the loss, delinquency, revenue yield and payment rate experience for the receivables in the future will be similar to the historical experience set forth on the website.

A copy of the information contained on the website as of the date of this Form 8-K may be obtained by any person free of charge upon request to Citibank (South Dakota), as servicer, 701 East 60th Street, North, Sioux Falls, South Dakota 57117, telephone number (605) 331-1567.

Billing and Payments

           The credit card accounts have different billing and payment structures, including different periodic finance charges and fees. The following information reflects the current billing and payment characteristics of the accounts.

In general, each month billing statements are sent to cardholders.  To the extent a cardholder has a balance due, the cardholder must make a minimum payment equal to the sum of any amount which is past due plus any amount which is in excess of the credit limit and, for most accounts, the greatest of the following:

•	the new balance on the billing statement if it is less than $20, or $20, if the new balance is at least $20;

•	1% of the new balance plus the amount of any billed finance charges and any billed late fee; and

•	1.5% of the new balance.

A periodic finance charge is imposed on the credit card accounts. The periodic finance charge imposed on balances for purchases and cash advances for a majority of the accounts is calculated by multiplying (1) the daily balances for each day during the billing cycle by (2) the applicable daily periodic finance charge rate, and summing the results for each day in the billing period. The daily balance is calculated by taking the previous day's balance, adding any new purchases or cash advances and fees, adding the daily finance charge on the previous day's balance, and subtracting any payments or credits. Cash advances are included in the daily balance from the date the advances are made. Purchases are included in the daily balance generally from the date of purchase. Periodic finance charges are not imposed in most circumstances on purchase amounts if all balances shown in the previous billing statement are paid in full by the due date indicated on the statement.

As of the date of this Form 8-K:

•
the periodic finance charge imposed on balances in most credit card accounts for purchases is the Prime Rate, as published in The Wall Street Journal, plus a percentage ranging from 10.74% to 21.74%.  A small portion of the credit card accounts have a non-variable periodic finance charge imposed on purchase balances ranging from 13.99% to 24.99%;

•	the periodic finance charge imposed on balances in most credit card accounts for cash advances is the sum of the Prime Rate and 21.99%; and

•
if a cardholder fails to make a payment by the due date under their credit card agreement, the periodic finance charge assessed on new transactions can be increased up to the sum of the Prime Rate and 26.74%, with 45 days advance notice.  If a cardholder fails to make a payment for more than 60 days after the due date under their credit card agreement, the periodic finance charge assessed on existing balances in their account can be increased up to the sum of the Prime Rate and 26.74%, with 45 days advance notice.

Promotional rates are offered from time to time to attract new cardholders and to promote balance transfers from other credit card issuers and the periodic finance charge on a limited number of accounts may be greater or less than those generally assessed on the accounts.

Most of the accounts are subject to additional fees, including:

•
a late fee if the cardholder does not make the required minimum payment by the payment date shown on the monthly billing statement.  The late fee is up to $25 (or up to $35 if a late fee was assessed on the account during the previous six billing cycles); provided that the late fee will not be greater than the associated required minimum payment;

•	a cash advance fee which is generally equal to 5.0% of the amount of the cash advance, subject to a minimum fee of $10;

•	a balance transfer fee of 5.0% of the amount transferred to the account, subject to a minimum fee of $10, unless otherwise disclosed in a particular offer;

•
a fee on purchases made outside the United States, whether in U.S. dollars or a foreign currency, which is generally equal to 3.0% of the amount of the purchase, after its conversion into U.S. dollars;

•
a returned payment fee of $25 (or up to $35 if a returned payment fee was assessed on the account during the previous six billing cycles); provided that the returned payment fee will not be greater than the required minimum payment associated with the returned payment; and

•	a stop payment fee of $39, assessed if the cardholder requests that payment be stopped on a bank-issued convenience check.

There can be no assurance that periodic finance charges, fees and other charges will remain at current levels in the future.

Payments by cardholders on the accounts are processed and applied first to all minimum amounts due.  Payments in excess of the minimum amount due generally are applied to balances associated with higher periodic rates before balances associated with lower periodic rates.

Recent Lump Additions and Removal

Citibank (South Dakota) may from time to time transfer credit card receivables to the master trust in lump additions by designating additional accounts to the master trust.  The table below presents the date, amount and percentage of the master trust portfolio of those lump additions made since January 2008 (calculated based on the principal amount of the lump addition and the balance of principal receivables in the master trust as of the end of its monthly reporting period immediately preceding the specified lump addition date).

                           Lump Additions of Receivables Since January 2008

				Percentage
	Amount of	Amount of		of Outstanding
	Finance Charge	Principal	Total	Principal
Lump Addition Date	Receivables	Receivables	Receivables	Receivables

March 29, 2008	$17,911,489	$1,234,692,881	$1,252,604,370	1.63%
May 24, 2008	$6,784,413	$562,509,400	$569,293,813	0.73%
June 28, 2008	$8,369,659	$924,879,210	$933,248,869	1.19%
July 26, 2008	$4,797,729	$314,459,115	$319,256,844	0.41%
September 27, 2008	$9,666,066	$682,465,956	$692,132,022	0.89%
December 27, 2008	$15,951,494	$959,774,428	$975,725,922	1.24%
March 28, 2009	$30,094,590	$1,443,311,222	$1,473,405,812	1.97%
May 30, 2009	$4,817,064	$227,239,927	$232,056,991	0.30%
June 13, 2009	$31,644,334	$1,448,182,055	$1,479,826,389	1.93%
September 26, 2009	$48,789,788	$1,441,935,893	$1,490,725,681	1.90%
December 26, 2009	$27,034,270	$1,389,298,732	$1,416,333,002	1.83%

Citibank (South Dakota) removed 1,292,948 inactive, zero balance accounts from the master trust in a lump removal on December 18, 2010.

GLOSSARY OF TERMS

"accounts" means the portfolio of revolving credit card accounts established and supplemented in accordance with the pooling and servicing agreement.

"additional accounts" consist of newly originated eligible accounts to be included as accounts and accounts relating to any lump additions.

"eligible accounts"  An "eligible account" is defined to mean a revolving credit card account owned by Citibank (South Dakota), any additional seller or any other affiliate thereof which, as of the master trust cut-off date in 1991 with respect to an initial account or as of the additional cut-off date with respect to an additional account: (a) is in existence and maintained by Citibank (South Dakota), the additional seller or the other affiliate; (b) is payable in United States dollars; (c) in the case of the initial accounts, has a cardholder who has provided, as his most recent billing address, an address located in the United States or its territories or possessions or a military address; (d) has a cardholder who has not been identified by Citibank (South Dakota), the additional seller or the other affiliate in its computer files as being involved in a voluntary or involuntary bankruptcy proceeding; (e) has not been identified as an account with respect to which the related card has been lost or stolen; (f) has not been sold or pledged to any other party except for any sale to any seller, additional seller or other affiliate; (g) does not have receivables which have been sold or pledged to any other party other than any sale to any seller, additional seller or other affiliate; and (h) in the case of the initial accounts, is a VISA or MasterCard revolving credit card account.

"finance charge receivables" consist of periodic finance charges, annual membership fees, cash advance fees and late charges on amounts charged for merchandise and services and some other fees designated by Citibank (South Dakota), as well as amounts, if any, representing a discount from the face amount of principal receivables that are treated as finance charge receivables in accordance with the pooling and servicing agreement.  In addition, some interchange attributed to cardholder charges for merchandise and services in the accounts will be treated as finance charge receivables.

"lump addition" means the designation of additional eligible accounts to be included as accounts pursuant to Section 2.09(a) or (b) of the pooling and servicing agreement.

"master trust" means Citibank Credit Card Master Trust I.

"pooling and servicing agreement" means the Amended and Restated Pooling and Servicing Agreement dated as of October 5, 2001, between Citibank (South Dakota), National Association, as Seller, Servicer, and successor by merger to Citibank (Nevada), National Association, as Seller, and Deutsche Bank Trust Company Americas, as trustee, including all amendments thereto.

"principal receivables" consist of amounts charged by cardholders for merchandise and services, amounts advanced to cardholders as cash advances and some fees billed to cardholders on the accounts, minus the portion, if any, of principal receivables which represents a discount from the face amount thereof that Citibank (South Dakota) has designated to be treated as finance charge receivables in accordance with the pooling and servicing agreement.

"receivables" means all amounts shown on the servicer's records as amounts payable by the person or persons obligated to make payments with respect to the accounts.

"Receivables Outstanding" as defined on page 7.

# # #

Certain statements contained herein are "forward-looking statements" within the meaning of the rules and regulations of the Securities and Exchange Commission. Generally, forward-looking statements are not based on historical facts but instead represent only the beliefs of Citibank (South Dakota), National Association regarding future events. Such statements may be identified by words such as "believe", "expect", "anticipate", "intend", "estimate", "may increase", "may fluctuate" and similar expressions, or future or conditional verbs such as "will", "should", "would" and "could".  These statements are based on the current expectations of Citibank (South Dakota) and are subject to uncertainty and changes in circumstances. Forward-looking statements involve risks, uncertainties and assumptions.  Actual results may differ materially from those expressed in these forward-looking statements.  In particular, forward-looking statements contained herein are based on certain estimates of cardholder preferences, industry competition, general economic conditions and other matters which cannot be predicted with certainty.  You should not put undue reliance on any forward-looking statements, which speak only as of the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIBANK (SOUTH DAKOTA),
NATIONAL ASSOCIATION,
as Depositor of Citibank Credit Card Issuance Trust
and Citibank Credit Card Master Trust I
(Registrant)

By: /s/  Douglas C. Morrison
Douglas C. Morrison
Vice President

Dated:  February 3, 2011